UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 2, 2007
CORN PRODUCTS INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-13397	22-3514823

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Westbrook Corporate Center, Westchester, Illinois	60154-5749

(Address of Principal Executive Offices)	(Zip Code)
(708) 551-2600
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers, Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     (b) On November 2, 2007 Sam Scott, Chairman and Chief Executive Officer of Corn Products International, Inc. (the “Company”) announced the following changes to the Company’s executive staff and their respective responsibilities effective November 2, 2007.
     John Saucier, currently Vice President, Global Business and Product Development, Sales and Marketing, is appointed Vice President and President Asia/Africa Division and Global Business Development replacing Jeffrey Hebble, currently Vice President and President Asia/Africa Division, who has elected to leave the Company through early retirement effective January 31, 2008.
     Mr. Saucier joined the Company in April 2006 as Vice President, Global Business and Product Development, Sales and Marketing. Prior to joining the Company, Mr. Saucier was President of the Integrated Nylon Division of Solutia Inc. He served as Vice President, Strategy and Corporate Development for Solutia following its spin-off from Monsanto Company. Mr. Saucier also held various engineering and marketing positions of increasing responsibility with Monsanto including Marketing Director and Manager of Worldwide Marketing.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORN PRODUCTS INTERNATIONAL, INC.
Date: November 2, 2007	By:	/s/ Cheryl K. Beebe
Cheryl K. Beebe
Vice President and Chief Financial Officer